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                                                                     EXHIBIT 5.1



Alcan Aluminium Limited
1188 Sherbrooke Street West
Montreal, Quebec, Canada H3A 3G2

Ladies and Gentlemen:

                  I am familiar with the proceedings taken by Alcan Aluminium Limited, a Canadian corporation (the "Company"), with respect to 30,361 shares of Common Stock, without nominal or par values (the "Shares"), of the Company to be offered and sold from time to time pursuant to the Alcan Hourly Employees' Savings Plan (the "Plan"). As counsel for the Company, I have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Shares under the Securities Act of 1933, as amended.

                  In this connection, I have examined the Certificate of Amalgamation of the Company, as amended, and the Amended and Restated By-laws of the Company, records of proceedings of the Board of Directors of the Company, and such other records and documents as I have deemed necessary or advisable to render the opinion contained herein. Based upon my examination and inquiries, I am of the opinion that the Shares are duly authorized and, when issued pursuant to the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.

                  This opinion is intended solely for your use in the above-described transaction and may not be reproduced, filed publicly or relied upon by any other person for any purpose without the express written consent of the undersigned.

                  I am a member of the Bar of the Province of Quebec and this opinion is limited to the federal laws of Canada and the laws of the Province of Quebec and I express no view as to the effect of any other law on the opinion set forth herein.

                  I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                             Respectfully submitted,

                                             /s/ Serge Fecteau
                                             -----------------
                                             Serge Fecteau
                                             Legal Counsel